Exhibit 4.26

SUBSCRIPTION AGREEMENT

Entera Bio Ltd.

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) by Entera Bio Ltd., an Israeli company (the “Company”) of a minimum of Seven Million Dollars ($7,000,000) (the “Minimum Offering”) and a maximum of Fourteen Million Dollars ($14,000,000) (the “Maximum Offering”) of the Company’s ordinary shares, par value NIS 0.0000769 (the “Ordinary Shares”) and warrants in the form annexed hereto as Exhibit A (the “Warrants”), to purchase additional Ordinary Shares in an amount up to 50% of the number of Ordinary Shares purchased directly at an exercise price equal to 125% of the price at which the Ordinary Shares being purchased directly are sold in the Offering. The purchase price (the “Purchase Price”) for each Ordinary Share will be equal to the thirty- day moving average market price for the Ordinary Shares determined as of the date which is 3rd trading day prior to the date of the initial Closing (which was held on December 11, 2019). Subject to the terms and conditions of this Agreement, the Securities may be sold by the Company in one  or  more  additional  closings  during  the  Offering  Period.  The  Ordinary  Shares  and Warrants shall hereafter be referred to collectively as the “Securities.”

The minimum subscription for each Subscriber is $100,000 (the “Minimum Subscription Amount per Subscriber”). The Company may, however, accept subscriptions for less than the Minimum Subscription Amount per Subscriber in its sole discretion.

The Securities being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in an “offshore transaction” (as defined in Regulation S) in reliance on Regulation S under the Securities Act.

The Subscriber acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form annexed hereto as Exhibit B (the “Registration Rights Agreement”).

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at such place as is mutually agreed to by the Company and the Placement Agent (as defined below). Notwithstanding the foregoing, an additional Closing, comprised solely of Company shareholders not purchasing through the Placement Agent (“Non- PA Subscribers”), may take place at such place elected solely by the Company. Such Closing may be the final Closing. Such a Closing shall not require the agreement of the Placement Agent but advance written notice thereof, including proof of deposit of subscription amounts by the Non-PA Subscribers, shall be provided to the Placement Agent by the Company, if requested by the Placement Agent.

The initial Closing (the “initial Closing”) will not occur unless:

a.
funds deposited in escrow as described in Section 2(b) below and equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by the Subscriber and other “Subscribers” under Subscription Agreements of like tenor with this Agreement (collectively, the “Subscribers”) as described in Section 2(a) below; and

b.	the other conditions set forth in Sections 7 and 8 below shall have been satisfied.

Thereafter, the Company may conduct one or more additional Closings for the sale of the Securities up to the Maximum Offering until the termination of the Offering. Unless terminated earlier by the Company, the Offering of at least the Minimum Offering shall continue until on or about December 6, 2019 and through January 20, 2020 with respect to the Maximum Offering, provided however that the Company and the Placement, at their sole discretion, shall be entitled to extend the Offering period for a period of an additional month until February 20, 2020 (such date, the “Offering Termination Date”).

Any written disclosure schedules or other written information documents delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder, are collectively referred to as the “Disclosure Materials.”

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

  1.      Subscription. The undersigned Subscriber hereby subscribes to purchase the amount of Securities as shall be calculated based on terms of this Agreement, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

  2.         Subscription Procedure. To complete a subscription for Securities, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the applicable Closing Date for Subscriber’s purchase of Securities.

a.
Subscription Documents. On or before the applicable Closing Date, Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification, each attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company at the address set forth under the caption “How to subscribe for Securities in the private offering of Entera Bio Ltd.” below. Executed documents may be delivered by the PA Subscriber to the Placement Agent that introduced them to the Offering by facsimile or electronic mail (e-mail), if the Subscriberdelivers the original copies of the documents to such Placement Agent as soon thereafter as is practicable and such Placement Agent shall, in turn, deliver the documents to the Company.

b.
Purchase Price. Simultaneously with the delivery of the Subscription Documents to the Company as provided herein, and in any event on or prior to the applicable Closing Date, the Subscriber shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agents (as defined below), the Subscribers and the Escrow Agent (the “Escrow Agreement”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Securities in the private offering of Entera Bio Ltd..” below. Such funds will be held for the Subscriber’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing on such subscription; provided however that with respect to a Closing subsequent to the Initial Closing involving only Non- PA Subscribers, such Non-PA Subscribers shall be entitled to transfer their applicable portion of the Purchase Pricedirectly to the Company’s bank account.

c.
Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Securities, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. Upon each Closing, the Company shall provide a written notice of the final amount actually accepted by the Company from the Subscribers in such Closing. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned withoutinterest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.     Placement Agent – For Information Purposes Only. The Subscriber acknowledges that pursuant to an October 24, 2019 Placement Agency Agreement between the Company and GP Nurmenkari Inc. (“GPN”), a broker-dealer licensed with FINRA (the “Placement Agent Agreement”), the Company has engaged GPN, on a non-exclusive basis, as placement agent (the “Placement Agent”) for this Offering on a reasonable best efforts basis, provided that the Company may offer or sell Securities, directly or indirectly, to Non-PA Subscribers, in the Company’s sole discretion. GPN and its sub-agents, as applicable, will be paid at each Closing from the proceeds in the Escrow Account, aggregate cash commissions (the “Cash Fee”) equal, in the aggregate, to 10% of the gross Purchase Price paid by Subscribers in the Offering purchasing through the Placement Agent (the “PA Subscribers”) and will receive (i) three-year warrants to purchase Ordinary Shares in amounts equal in the aggregate to 10% of the number of Ordinary Shares sold to PA Subscribers in the Offering purchasing through the Placement Agent, which warrants shall have an exercise price equal to the price at which Ordinary Shares are sold to Subscribers in the Offering, and (ii) three-year warrants to purchase Ordinary Shares in amounts equal in the aggregate to 5% of the number of Ordinary Shares sold to PA Subscribers in the Offering purchasing through the Placement Agent, which warrants shall have an exercise price equal to the exercise price for the Warrants. The warrants referenced in (i) and (ii) above shall hereafter be referred to collectively as the “Broker Warrants.” Except as provided above, the Placement Agent Agreement provides that the Broker Warrants shall be identical to the Warrants in all material respects. The Company will also pay certain expenses of the Placement Agent including legal fees pursuant to the terms of the Placement Agency Agreement. The descriptions herein of the arrangement between the Company and the Placement Agent are provided herein for informational purposes only and accordingly is qualified by the terms of the Placement Agency Agreement (and, for the avoidance of doubt, no rights are granted by the Company to the Placement Agent under this Section 3 and any all rights shall be granted solely according to the terms of the Placement Agency Agreement; provided, further, that the Subscriber acknowledges that it has no rights or benefits under the Placement Agent Agreement which is solely between the Placement Agent and the Company). In the event of any inconsistencies between the description herein and the terms of the Placement Agency Agreement, the terms set forth in the Placement Agency Agreement shall be controlling.

  4.       Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber, as of the date hereof and on each applicable Closing Date (unless otherwise specified), the following:

a.
Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Israel, has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires suchqualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). The Company has no subsidiaries other than Entera Bio Inc., a Delaware corporation.

b.
Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Securities, the Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”), and the securities issuable to the Placement Agent in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the Warrant Shares and the securities issuable to the Placement Agent, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s board of directors (the “Board”), and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its Board of Directors or its shareholders, provided however that with respect to any subscription and/or Closing to made under this Agreement by a Subscriber which is qualified as a controlling shareholder or controlling shareholders of the Company (in accordance with the terms of the Israeli Companies Law 5759-1999 and the applicable rules and regulations thereunder (the “Companies Law”)) with an interest respect to the transactions contemplated by this Agreement, will also have to be approved by the audit committee of the Company and the Company’s shareholders in accordance with the Companies Law, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered a proceeding at law or in equity), or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies now or hereafter in effect, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under applicable securities laws.

The Transaction Documents have been prepared in conformity with all applicable laws and in compliance with Regulation D and/or Section 4(a)(2) of the Securities Act and the requirements of all other rules and regulations of the Securities and Exchange Commission related to offerings of the type contemplated by the Offering and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Securities are to be offered and sold. Assuming the accuracy of the representations and warranties of the Subscribers contained in Section 5(a) through 5(c) hereof, the Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and/or Section 4(a)(2) of the Securities Act and the requirements of any applicable state securities laws. To the knowledge of the Company, the Transaction Documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

To the extent the Offering is conducted on a Regulation D basis (i) none of Company, nor to the knowledge of the Company, any of its directors, executive officers, other officers of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each an “Issuer Covered Person”) is subject to any “Bad Actor” disqualifications described in Rule 506 (d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”), (ii) the Company has exercised reasonable care to determine whether any Issuer Covered person is subject to a Disqualification Event and (iii)the Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

c.
Capitalization.  The  authorized  capital  stock  of  the  Company  consists  of  140,010,000  Ordinary  Shares.  As  of thecommencement of the initial Closing of the Offering, the Company has such number of Ordinary Shares issued and outstanding as set forth under “Pro Forma Capitalization” in Schedule 4c. All of the outstanding Ordinary Shares have been duly authorized, validly issued and are fully paid and nonassessable. Immediately after giving effect to the closing of the Minimum Offering or the Maximum Offering, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 4c. On or prior to the date hereof and on or prior to the applicable Closing Date, (i) except as set forth in Schedule 4c, no Ordinary Shares will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth in Schedule 4c, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Ordinary Shares or to pay any dividend or make any distribution in respect thereto; (iii) there will be no outstanding convertible debt securities of the Company other than the indebtedness as set forth in Schedule 4c; (iv) except as set forth in Schedule 4c, other than pursuant to the Registration Rights Agreement, there will be no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) except as set forth in Schedule 4c, there will be no securities or instruments of the Company containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities; and (vi) except as set forth in Schedule 4c, no co-sale right, right of first refusal or other similar right will exist with respect to the Securities (or will exist with respect to the Warrant Shares) or the issuance and sale thereof.

d.
Issuance of Securities. Prior to the initial Closing, the Securities, the Warrant Shares and the securities to be issued to the Placement Agent will have been duly authorized and, upon issuance in accordance with the terms hereof (including full payment), shall be duly issued, fully paid and nonassessable, and shall be free from all liens and charges with respect to the issuance thereof.

e.
No Conflicts. None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale of the Securities, the Broker Warrants and Warrant Shares) conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of material assets of the Company under any material agreement, evidence of indebtedness, joint venture, commitment or other material instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Articles of Association as in effect on the date hereof or any Closing Date for the Offering, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except as reflected in the Company’s Articles of Association or the Transaction Documents) which would not, or could not reasonably be expected to, have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company or its ability to perform its obligations under this Agreement and the other Transaction Documents (a “Material Adverse Effect”). Except as described herein and for the filing of reports and undertakings with the Israeli National Technological Innovation Authority, formerly known as the Office of Chief Scientist, the notice to the Israeli Registrar of Companies as may be required by law, if any, and notices to NASDAQ as required by NASDAQ rules, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance or sale of the Securities, the Warrant Shares, and the securities to be issued to the Placement Agent other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D, to the extent applicable, or any filings required to be made under the Securities Act (including Forms 6-K) or state securities laws or foreign laws, as applicable, which shall be filed by the Company or any consents, approvals, authorizations, orders, registrations, qualifications or filings the failure to make or obtain would, or could reasonably be expected to, have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Articles of Association. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in Schedule 4c, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

f.
Financial Statements; SEC Reports. The Company’s financial statements for the year ended December 31, 2018, as filed with the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, and the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission ( the “SEC”) on November 21, 2019, as Exhibit 99.1 to the Company’s Form 6-K, together with related notes, if any, present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby as of such dates (the “Financial Statements”). Such Financial Statements and related notes were prepared in accordance with International Accounting Standards Board accounting principles as issued by the International Financial Reporting Standards (“IFRS”) and applied on a consistent basis throughout the periods indicated. During the period of engagement of the Company’s accountants, there have been no disagreements with the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company in all material respects, subject only to year-end adjustments. Except as set forth in such Financial Statements or otherwise disclosed in Schedule 4f, the Company has no knowledge of any unpaid material single liability of any kind, whether accrued, absolute or contingent, or otherwise, in any event above an amount of $100,000 for each such single liability, but excluding any liability incurred in the ordinary course of business or any liability that is not required to be reflected in the Financial Statements according to IFRS.

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances they were made, not misleading.

g.
Absence of Litigation. Except as set forth in Schedule 4g or as described in the Company’s Form 20-F for fiscal year ended December 31, 2018, to the knowledge of the Company, there are no actions, suits, claims, hearings, proceedings, inquiries or investigations pending before or by any court, public board, governmental or administrative agency, arbitrator, self-regulatory organization or body or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to the Company or such officer or director, could reasonably be expected to have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement and the other Transaction Documents or the enforceability thereof. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitration panel, administrative agency or other governmental body.

h.
Acknowledgment Regarding Subscriber’s Purchase of the Securities. The Company acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Securities (and the Warrant Shares, if applicable). The Company further represents to the Subscribers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

i.
No Directed Selling Efforts. None of the Company, its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

j.
Regulation S. The Company and its affiliates and any person acting on its or their behalf in the context of the issue of the Bonds have complied with and will comply with the offering restrictions as defined and required under Regulation S. The Company acknowledges and agrees it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S.

k.
No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities.

l.
No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities or Warrant Shares under the Securities Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

m.
Employee Relations. The Company is not a party to any collective bargaining agreement, except for those provisions of general agreements between any employers’ or employees’ union and organization which are applicable by extension order to all employees in Israel or to all companies in the same industry of the Company in Israel. The Company believes that its relations with its employees are good. No current executive officer or key employee of the Company has notified the Company that such officer or key employee, as applicable, intends to leave the Company or otherwise terminate such officer’s or key employee’s employment with the Company. No executive officer or key employee of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement with the Company. The Company is in compliance with all Israeli laws and regulations involving labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to  be  in  compliance would not, either  individually or  in  the  aggregate, reasonably be expected  to result in a Material Adverse Effect.

n.
Intellectual Property Rights. Except as described in Schedule 41, or as described in the Company’s Form 20-F for fiscal year ended December 31, 2018 or where it would not reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, the Company has ownership, or licenses or legal rights to use all patents, copyrights, trade secrets, trademarks, trade names or other proprietary rights (collectively, “Intellectual Property”) used in the business of the Company, (ii) the Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all Intellectual Property owned by the Company and related to its products and technology, (iii) to the knowledge of the Company, there is no infringement of the Intellectual Property owned by the Company by any third party, (iv) to the knowledge of the Company, the present business, activities and products of the Company do not infringe any Intellectual Property of any other person, (v) there is no proceeding charging the Company with infringement of any Intellectual Property adversely held by a third party which has been filed, (vi) no proceedings have been instituted or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company to the use of the Intellectual Property owned by or licensed to the Company, (vii) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part and there is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim, (viii) to the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person, (ix) to the knowledge of the Company, the activities of any of the employees on behalf of the Company do not violate any agreements between such employees and third parties relating to confidential information or trade secrets of such third parties or that restrict any such employee’s engagement with the Company, (x) each employee or consultant of the Company that is involved in the development of Intellectual Property for the Company is a party to a written contract with the Company that assigns to the Company all rights to all inventions, improvements, discoveries and information relating to the Company and (xi) all licenses or other agreements under which (A) the Company has obtained rights to use Intellectual Property, or (B) the Company has granted rights to others to use Intellectual Property owned by or licensed to the Company are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company) by the Company with respect thereto. Notwithstanding the foregoing, it is hereby clarified that the Company has received grants from the Israeli National Technological Innovation Authority (formerly known as the Office of Chief Scientist), and accordingly the Company is subject to the Israel’s Encouragement of Research and Development Law, 1984 (the “R&D Law”) and the applicable rules and regulations as described in details in the Company’s Form 20-F for fiscal year ended December 31, 2018.

o.	Environmental Laws.

(i)
The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is, to the knowledge of the Company, no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary of the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.

(ii)
To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary of the Company.

(iii)
The Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and is in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

p.
Permits; Regulatory Compliance. Except as disclosed in the Company’s Form 20-F for the fiscal year ended December 31, 2018 or except as disclosed in Schedule 4n, the Company does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity and is not a party to any joint venture, other than travel advances and expenses made in the ordinary course of business. Except as disclosed in Schedule 4n of the Disclosure Schedule or as disclosed in the Company’s Form 20-F for the fiscal year ended December 31, 2018 and any 6-K filed thereafter, to the knowledge of the Company, the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except (i) for the applicable laws, rules and regulations governing the drug and medical industry, including the Food and Drug Administration (the “FDA” or “USFDA”), and other similar laws, rules and regulations or other agencies, and governmental authorities around the world applicable to the Company or to its products, (ii) as described in the Subscription Documents and except as such regulation is applicable to commercial enterprises generally, applicable to the industry of the Company or to all companies in Israel or biomed companies in general. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted, except where the failure to do so would not be reasonably expected to cause a Material Adverse Effect. The Company has not received any notice of any violation of, or noncompliance with, any material federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity) applicable to its business, the violation of, or noncompliance with, would have a Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

q.
Title. The Company owns no real property. Except as set forth in Schedule 4o or in the Company’s Form 20-F for the fiscal year ended December 31, 2018 and the Company’s Form 6-K, which included financial statements for the quarter ended September 30, 2019, as filed with the SEC on November 21 ,2019, as Exhibit 99.1, together with related notes,  the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, except as set forth in Schedule 4o or in the Company’s Form 20-F for the fiscal year ended December 31, 2018, the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

r.	Shell Company Status. The Company is not and has never been a “shell company” as such term is defined in Section 405 of the Securities Act.

s.
No Material Adverse Breaches, etc. The Amended Articles of Association of the Company filed as Exhibit 3.2 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, as such articles were amended on the extraordinary general meeting of shareholders of the Company on October 3, 2019, is a true, correct and complete copy of the Amended and Restated Articles of Association of the Company, as in effect on the date hereof. Any subsequent amendments thereto prior to the initial or any subsequent Closings will be promptly provided to all Subscribers. The Company is not (i) in violation of its Articles of Association; (ii) to the knowledge of the Company, in default under any material contract, indenture, mortgage, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which can be reasonably expected to have a Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

t.
Tax Status. The Company has made and filed, or filed appropriate extensions for, all applicable material federal, state and local income tax returns and all other reports and declarations required by Israel and any other jurisdictions to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books, provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of Israel or any other jurisdiction, and officers of the Company know of no basis for any such claim.

u.
Rights of First Refusal. Except as set forth herein or in Schedule 4s or in the Company’s Form 20-F for the fiscal year ended December 31, 2018, there are no outstanding rights of first refusal or participation rights with respect to the offering of Company securities.

v.
Reliance. The Company acknowledges that the Subscribers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Securities. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

w.
Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent, as specified in Section 3 above.

x.
Insurance. The Company has insurance policies of the type and in amounts that the Company reasonably believes are adequate for its business. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

y.
Material Changes. Since September 30,2019, the Company has operated its business in the normal course and, except as specifically disclosed in Schedule 4w, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements of the Company, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, except Ordinary Shares issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements, and (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of its assets are bound or subject.

z.
Transactions With Affiliates, Shareholders and Employees. Except as set forth in Section 7.B of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and the Company’s Form 6-K, which included financial statements for the quarter ended September 30, 2019, as filed with the SEC on November 21 ,2019, as Exhibit 99.1 or in Schedule 4x, none of the officers, directors or principal (10% or greater) shareholders of the Company, including affiliates of such parties, and, to the Company’s knowledge, none of the employees of the Company, including affiliates of such employees, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that are required to be disclosed by the Company pursuant to item 7 of Form 20-F promulgated under the Securities Act, if applicable, except as contemplated by the Transaction Documents.

aa.	Off-Balance Sheet Arrangements. The Company has no off-balance sheet transactions or arrangements.

bb.
Investment Company. The Company is not required to be registered as, and is not an affiliate of, and as the result of the transactions contemplated by the Offering will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

cc.
Foreign Corrupt Practices. The Company is not (a) a person that is the subject of any sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Commerce Department (collectively, “Sanctions”) or, to the best of the Company’s knowledge, in violation of any regulations of such entities. Each of the Company, and to its knowledge, its respective officers, directors, managers, or employees, is in compliance, in all material respects, with applicable: (a) anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope applicable to the Company, (b) anti-money laundering laws, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (signed into law October 26, 2001), or (c) Sanctions. Neither the Company nor, to its knowledge, any director, officer, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to  political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee of such government official.

`	dd.
Material Contracts. All of the Company’s contracts involving an amount in excess of $150,000 (the “Material Contracts”) have been filed with the SEC except as described in Schedule 4bb. There are no Material Contracts that are not in written form. Neither the Company, nor to the Company’s knowledge, as of the date of this Agreement has any other party to a Material Contract breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract in such manner as would permit any other party to cancel or terminate any such Material Contract, or would permit any other party to seek damages that constitutes a Material Adverse Effect. As of the date of this Agreement, each Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

ee.
Undisclosed Liabilities. As of the date of this Agreement, the Company has no liabilities, except for: (i) liabilities identified in the Company balance sheet included with Financial Statements; (ii) normal and recurring current liabilities that have been incurred by the Company since the date of such balance sheet in the ordinary course of business and that are not in excess of $150,000 in the aggregate; (iii) liabilities for performance in the ordinary course of business of obligations of the Company under Company contracts, including the reasonably expected performance of such Company contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); and (iv) liabilities described in Schedule 4cc.

ff.
Registration Rights. Each Subscriber investing in this Offering shall be entitled to registration rights according to the terms and conditions of the Registration Rights Agreement annexed hereto as Exhibit B. For the full terms of the registration rights, Subscribers should review the Registration Rights Agreement. Pursuant to such Registration Rights Agreement, generally, within 7 months of the Final Closing, the Company will file a registration statement on Form F-3 (or S-3, as applicable) (the “Registration Statement”) covering all of the Ordinary Shares issued or issuable in connection with the Offering (including those issuable upon exercise of the Warrants and Broker Warrants) and such other Company securities that the Company finds necessary in its sole discretion and will use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable following such filing. In the event of any inconsistencies between this section 4(dd) and the terms of the Registration Rights Agreement, the terms set forth in the Registration Rights Agreement shall be controlling.

gg.	Reserved.

hh.
No Other Representations or Warranties. Except for the representations and warranties of the Company contained in   this Agreement, the Company is not making and has not made, and no other person is making or has made on behalf of the Company, any express or implied representation or warranty to prospective Subscribers in connection with this Agreement or the transactions contemplated hereby, and no third party is authorized to make any such representations and warranties on behalf of the Company.

   5.     Representations, Warranties and Agreements of the Subscriber. The Subscriber acknowledge that the offer and sale of the Securities and the Warrant Shares has not been registered under the Securities Act and such Securities and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based, in part, upon Subscriber’s representations contained in this Agreement. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.
Investment Purpose. The Subscriber is, and will be, acquiring the Securities and Warrant Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Subscriber reserves the right to dispose of the Securities and Warrant Shares, at any time in accordance with or pursuant to an effective registration statement covering such Securities and Warrant Shares, or an available exemption under the Securities Act. The Subscriber agrees not to sell, hypothecate or otherwise transfer the Securities or Warrant Shares unless such Securities or Warrant Shares are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

b.	Residence of Subscriber. The Subscriber resides in the jurisdiction set forth on the Subscriber Omnibus Signature Page affixed hereto.

c.
Accredited Investor Status. The Subscriber meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, for the reason set forth on the Investor Certification attached hereto as Annex B and the Subscriber represents that the information set forth in the Questionnaire is accurate and complete in all material respects.

d.
Regulation S. The Subscriber (i) is not a U.S. person (as such term is used in Regulation S under the Securities Act) and is not acting for the account or benefit of a U.S. person; (ii) is aware that the sale to us is being made in reliance on the Regulation S under the Securities Act exemption from registration under the Securities Act; and (iii) is acquiring the Securities for its own account or for an account over which it exercises sole discretion for another non-U.S. person

e.
Accredited Investor Qualifications. A Subscriber (i) if a natural person, represents that such Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities and underlying securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom such Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

f.
Subscriber Relationship With Brokers. The Subscriber’s substantive relationship with a broker, if any, for the transactions contemplated hereby, or a subagent thereof (collectively, “Brokers”), through which a Subscriber may be subscribing for the Securities predates such Broker’s contact with the Subscriber regarding an investment in the Securities.

g.
No Directed Selling Efforts. The Subscriber has not received and is not aware of any “directed selling efforts” (as such term is used in Regulation S under the Securities Act) with regard to the transactions contemplated herein. The Subscriber did not receive any offer to purchase securities while in the United States. At the time that our buy order for this transaction was originated and at the time of the closing of this transaction, the Subscriber was outside the United States.

h.
Solicitation. The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

i.
Brokerage Fees. Except as otherwise provided herein, the Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

j.
Subscriber’s Advisors. The Subscriber and the Subscriber’s attorney, accountant, representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

k.
Subscriber Liquidity. The Subscriber has adequate means of providing for the Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time, and after purchasing the Securities, the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies. The Subscriber must bear and acknowledges the substantial economic risks of the investment in the Securities including the risk of illiquidity and the risk of a complete loss of this investment.

l.
High Risk Investment. The Subscriber is aware that an investment in the Securities involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Securities, including those set forth in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018 filed with the SEC on March 28, 2019 and any 6-K filed thereafter.

m.
Reliance on Exemptions. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and/or other applicable state laws to the extent applicable to Non-PA Subscribers and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

n.
Information. The Subscriber and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and information that the Subscriber requested and deemed material to making an informed investment decision regarding the Subscriber’s purchase of the Securities and the underlying securities. The Subscriber and its Advisors have been afforded the opportunity to review such documents and materials, and the information contained therein. The Subscriber and its Advisors have been afforded the opportunity to ask questions of the Company and its management. The Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Subscriber understands and represents that the Subscriber is purchasing the Securities notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including the financial results of the Company for its current fiscal quarter. Neither such inquiries, nor any other due diligence investigations conducted by the Subscriber or its Advisors, shall modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained in Section 4 above. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

o.
No Other Representations or Information. In evaluating the suitability of an investment in the Securities, the Subscriber has not relied upon any representation or information (oral or written) with respect to the Company, or otherwise, other than as stated in this Agreement, the other Transaction Documents and the Securities. No other oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Securities.

p.
No Governmental Review. The Subscriber understands that no United States federal or state agency or any other United States or foreign government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

q.
Transfer or Resale. The Subscriber understands that: (i) the Securities and the Warrant Shares have not been and may not be registered under the Securities Act or any state securities or other foreign laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise set forth in this Agreement, the Company is not, and no other person is, under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the certificates for the Ordinary Shares and Warrant Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be an active trading market or resale for the Ordinary Shares, or Warrant Shares, nor can there be any assurance that the Ordinary Shares or Warrant Shares will be freely transferable at any time in the foreseeable future.

r.
Legends. The Subscriber understands that the certificates for the Ordinary Shares (to the extent Ordinary Shares, including those issuable upon exercise of Warrants and Broker Warrants, are issued in certificated form) shall bear a restrictive legend in substantially the form below (and a stop transfer order may be placed against transfer of such stock certificates). In addition, the Subscriber understands that the Warrants shall include a legend substantially in the form of the first page of the Form of Warrant attached hereto as Exhibit A (and a stop transfer order may be placed against transfer of such warrant certificates).

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II)  OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)           AGREES FOR THE BENEFIT OF ENTERA BIO LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)          PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)          OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT IS NOT A U.S. PERSON WHO AGREES TO RESTRICTIONS ON RESALE THAT ARE CONSISTENT WITH THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR
(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH THE PARAGRAPH ABOVE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

SECURITIES EVIDENCED HEREBY AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

The Company shall use its commercially reasonable efforts to cause its transfer agent to remove the legend set forth above from the Ordinary Shares and Warrant Shares subject to the Securities Act and the applicable law and, within three (3) Business days, shall issue a certificate without such legend to the holder of such Ordinary Shares or Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Subscriber or its broker make the necessary representations and warranties to the transfer agent for the Ordinary Shares that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Ordinary Shares and Warrant Shares, as applicable, are registered under the Securities Act, or (ii) in connection with an actual sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Ordinary Shares and Warrant Shares, as applicable, may be made without registration under the Securities Act.

Notwithstanding the foregoing, in lieu of issuing the Ordinary Shares in certificated form, the Company may provide Subscribers with book entry evidence of the Ordinary Shares. Any Ordinary Shares issued in such manner would carry the same rights and limitations as those issued in certificated form.

s.
Authorization, Enforcement. The Subscriber has the requisite power and authority to enter into and perform under this Agreement and the other Transaction Documents, and to purchase the Securities and underlying securities being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Subscriber and the consummation by Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or Subscriber’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents (to the extent the Subscriber is party thereto) have been duly authorized, executed and delivered by such Subscriber and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

t.
No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by the Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Subscriber is not an individual, result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

u.
Receipt of Documents. The Subscriber, its counsel and/or its Advisors have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; the Subscriber has received answers to all questions the Subscriber submitted to the Company regarding an investment in the Company; and the Subscriber has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

v.
Trading Activities. The Subscriber’s trading activities with respect to the Ordinary Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Ordinary Shares are listed or traded. Except as set forth below, the Subscriber shall not, and shall cause its affiliates not to, engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (“FINRA”) rules or any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the first anniversary of the initial Closing Date and (ii) the Subscriber no longer owns Ordinary Shares, Warrants or Warrant Shares. Without limiting the foregoing, the Subscriber agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Subscriber.

w.
No Legal Advice from the Company. The Subscriber acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. The Subscriber is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

x.
No Group Participation. The Subscriber and its affiliates is not a member of any group, nor is the Subscriber acting in concert with any other person, including any other Subscriber, with respect to its acquisition of the Securities and underlying securities.

y.
Reliance. Any information which the Subscriber has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Securities. Within five (5) days after receipt of a request from the Company or any Broker, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

z.
(For ERISA plan Subscribers only). The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

aa.
Anti-Money Laundering; OFAC.

[The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Subscriber represents that the amounts invested by it in the Company in the Securities were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

bb.
Conflicts Waiver. Each PA Subscriber purchasing through GPN is aware that some of the members of Intuitive Venture Partners, LLC (“Intuitive”) are registered representatives registered with GPN, and may receive a portion of the Cash Fee and/or Broker Warrants payable to GPN, as described above. Each such PA Subscriber, for itself and on behalf of its affiliates, expressly waives any conflicts of interest or potential conflicts of interest discussed in this paragraph and agrees that neither GPN nor its affiliates, officers, directors or members shall have any liability to the Subscriber or its affiliates, and the Subscriber and its affiliates shall have no liability to GPN, or its affiliates, officers, directors or members, with respect to such conflicts of interest or potential conflicts of interest.

cc.
Funds Availability. The Subscriber has, or will have at the applicable Closing, sufficient cash, available lines of credit or other sources of immediately available funds pursuant to the Agreement, to enable it to make pursuant to the terms of this Agreement.

 1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

   6.        Covenants.

(a)	Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)
Form D and Blue Sky Laws. If the Company decides to rely on Regulation D for this offering, the Company will file a Form D, to the extent applicable, with respect to the offer and sale of the Securities. The Company shall take such actions as the Company shall reasonably determine is necessary to qualify the Securities and Warrant Shares, or obtain an exemption for the Securities and Warrant Shares for sale to the Subscribers pursuant to this Agreement, under applicable US state blue sky laws.

(c)
Reporting Status; Rule 144. Through the date which is one-year after the final Closing Date, the Company shall, to the extent applicable, maintain the registration of its ordinary shares under Section 12(b) or 12(g) of the Exchange Act and file in a timely manner (or, with respect to Form 6-K Reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination. The Company further covenants that it will take such actions which are in compliance with the applicable laws that any Subscriber may reasonably request to enable such Subscriber to sell or transfer the Securities acquired in the Offering without registration under the Securities Act, including without limitation, pursuant to Rule 144.

(d)
Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent)) for (i) completion of P2 Osteoporosis trial and primary readouts; (ii) filing of IND for osteoporosis program; (iii) research and development efforts to further develop additional compounds and finalize Hypo formulations; and (iv) general and administrative expenses to, among other things, support the Company’s public listing and registration statement, in each case, as such use of proceeds may be amended, at the discretion of the Company’s board of directors from time to time.

(e)
Survival. Notwithstanding anything to the contrary in this Agreement, the representations and warranties of the Company and the Subscriber contained in Sections 4 and 5 shall survive the final Closing for a period of one year. The covenants contained in Sections 6 and 15 shall survive for the maximum period permitted by law. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(f)
Listing of Ordinary Shares. Following the Offering, the Company shall, if allowed under applicable laws or NASDAQ rules, promptly secure the listing of all Ordinary Shares (including those underlying the Warrants and Broker Warrants) on the NASDAQ National Market or such other market then constituting the Company’s principal trading market.

    7.      Conditions to Company’s Obligations at each Closing. The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities at each Closing shall be subject to the following conditions to the extent not waived by the Company:

a.
Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the amount of Securities being purchased by such Subscriber at such Closing.

b.
Representations and Warranties. The representations and warranties made by the Subscriber in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

c.
Receipt of Executed Documents. Such Subscriber shall have executed and delivered to the Company the Omnibus Signature Page, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification. In addition, the Subscriber is furnishing to the Company an executed IRS Form W-8BEN or W-9, if either is applicable, or the correct form as described in the instructions in the attached herein as an exhibit (“Internal Revenue Service Forms”) and the instructions accompanying the applicable form.

d.	Minimum Offering. The initial Closing shall be at least for the amount of Securities in the Minimum Offering at the Purchase Price.

e.
Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

f.
Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

g.	Shareholder Approval. The Company shall have received any shareholder approval required under applicable law.

  8.        Conditions to Subscribers’ Obligations at each Closing. Each Subscriber’s obligation to accept delivery of the Securities and to pay for the Securities at each Closing shall be subject to the following conditions to the extent not waived by the Placement Agent on behalf of the Subscribers:

a.
Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

b.	Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Placement Agent the Registration Rights Agreement and the Escrow Agreement.

c.	Minimum Offering. The initial Closing shall be at least for the amount of Securities in the Minimum Offering at thePurchase Price.

d.
Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

e.
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Securities and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

f.	Reserved.

g.
Officer’s Certificate. The Company shall have delivered to the Subscribers a certificate, executed on its behalf by an appropriate officer, dated as of the applicable Closing Date, certifying as to the matters set forth in Sections 8 a.-e.  above, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities, certifying that the current versions of its Articles of Association, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

h.	Shareholder Approval. The Subscriber shall have received any shareholder approval required under applicable law.

   9.  Indemnification. Subject to Section 6(e) above, the Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent and any other broker, agent or finder engaged by the Company for the Offering, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, out of pocket costs, fees and expenses whatsoever (including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other any other documents delivered by the Subscriber to the Company in connection with the transactions contemplated by this Agreement. In the absence of fraud, the liability of the Subscriber under this paragraph shall not exceed the aggregate Purchase Price paid by the Subscriber for Securities hereunder.

   Subject to Section 6(e) above, the Company agrees to indemnify and hold harmless the Subscriber, its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained in this Agreement, the Registration Rights Agreement, the Warrants or the Escrow Agreement or in any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, in the absence of fraud, (i) the liability of the Company under this Agreement shall not exceed the aggregate Purchase Price paid by each Subscriber and actually received by the Company for Securities hereunder, and (ii) The Company will have no liability with respect to the matters described in Section 9 until the total amount of all losses with respect to such matters for all Subscribers in the aggregate exceeds $150,000, at which point the Company will be obligated to indemnify for any losses from the first dollar.

10.    Revocability; Binding Effect. The subscription hereunder may be revoked prior to the initial Closing, provided that written notice of revocation is sent and is received by the Company or either of the Placement Agent at least two Business Days prior to the initial Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.    Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement, if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber. This right shall not extend to material modifications to the Registration Rights Agreement.

12.    Third-Party Beneficiary. The Placement Agent shall be an express third-party beneficiary of the representations and warranties included in this Agreement with respect to the Company and the PA Subscribers. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 12.

13.    Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Securities or the Warrant Shares shall be made only in accordance with the terms and conditions of the Warrants (with respect to the Warrant) all applicable laws.

14.   Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

15.   Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.
THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.
All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, within sixty (60) days from the receipt of written notice of a controversy from the notifying party, the matter will be submitted for resolution by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

         16.    Exemption from Qualification. The purchase of Securities under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from any applicable US federal securities laws (including any rules or regulations) and foreign securities laws of any jurisdiction (including any rules and regulations). The Company shall not be required to qualify this transaction under any applicable US federal securities laws (including any rules or regulations) and any foreign securities laws of any jurisdiction (including any rules and regulations) and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.

          17.     Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

          18.     Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties.

         19.      Potential Conflicts. The Placement Agent, its sub-agents, legal counsels to the Placement Agent, and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares or other securities of the Company.

         20.      Independent Nature of Each Subscriber’s Obligations and Rights. For avoidance of doubt, the obligations of the Subscribers under this Agreement are several and not joint with the obligations of any other Subscribers, and each Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under any other Subscription Agreement. Nothing contained herein and no action taken by the Subscriber shall be deemed to constitute the Subscriber as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other subscription agreements.

         21.      Notices. All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Business Day, or the next Business Day after the date of transmission, if such notice or communication is delivered on a day that is not a business Day or later than 5:00 P.M., New York City time, on any Business Day; (b) seven (7) days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Entera Bio Ltd.
37 Walnut Street, Suite 300
Wellesley Hills, MA 02481
Attention: Adam Gridley, CEO
Email: adam@enterabio.com

With a copy to	Herzog Fox & Neeman 4 Weizmann Street Tel Aviv 6423904 Israel Yair Geva, Adv. or Tomer Farkash, Adv. Email: gevay@hfn.co.il; farkasht@hfn.co.il Facsimile: +972 3 6966464; and
Davis Polk & Wardwell LLP
(which shall not constitute notice)	450 Lexington Avenue
New York, NY 10017
Attention: Gil Savir, Esq.
Email: gil.savir@davispolk.com

If to GP Nurmenkari Inc.:	GP Nurmenkari Inc.
22 Elizabeth Street
SONO Square, Suite 1J
Norwalk, CT 06854
Attention: Robert Fitzpatrick, CCO
With a copy to:
(which shall not constitute notice)	Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, NJ 08830
Attention: Scott Rapfogel, Esq. Email: srapfogel@lucbro.com

        22.    Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement and the Escrow Agreement. Accordingly, pursuant to the terms and conditions of this Agreement, the Registration Rights Agreement and the Escrow Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the applicable Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof, and the terms and conditions of the Registration Rights Agreement and the Escrow Agreement, with the same effect as if each of such separate but related agreement were separately signed.

        23.     Public Disclosure. The Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion. Notwithstanding the foregoing, the Subscriber may disclose information with respect to the transaction contemplated herein to the extent that the Subscriber is required  by any applicable governmental authority to do so; provided, however, that in such event, to the extent permitted by applicable law, the Subscriber shall notify the Company five (5) business days in advance and shall cooperate with the Company, solely at the Disclosing Party’s expense, in any attempt to contest or limit such required disclosure.

       24.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

       25.     Participation in Future Offerings.

a.
Subject to the consumption of the Initial Closing, and subject to the terms and conditions of this Section 25 and applicable securities laws, the Company agrees that each Subscriber will be entitled to purchase its pro-rata portion of the New Securities offered by the Company to investors making a cash-investment in any private placement offering of the Company of more than $2,500,000 to be closed during a period of one year following the final Closing Date of this Offering (the “Applicable Period”). The rights granted under this Section 25 to Subscribers are personal to the Subscribers and accordingly such rights cannot be transferred or assigned to any other party.

b.
The Company shall give notice (the “Offer Notice”) to each Eligible Subscriber, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By notification to the Company within five (5) days after the Offer Notice is given (the “Offer Period”), each Eligible Subscriber may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals to the proportion that the Securities actually purchased by such Eligible Subscriber in this Offering bears to the total Securities actually sold by the Company in this Offering.

c.
Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Section 25(b), the Company may elect to give notice to the Eligible Subscriber within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Eligible Subscriber shall have ten (10) days from the date notice is given according to this subsection to elect to purchase up to the number of New Securities that would, if purchased by such Eligible Subscriber, would preserve such Eligible Subscriber’s right to purchase its pro rata portion of the New Securities, calculated as set forth in Section 25(b).

d.
The covenants set forth in this Section 25 shall terminate and be of no further force or effect upon the earlier of (i) the end of the Applicable Period, (ii) liquidation of the Company or (iii) the closing of merger or consolidation of the Company in which the Company is a constituent party except any such merger or consolidation involving the Company in which the shares of capital of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

e.
If the offer to Eligible Subscribers under this Section 25 may, in the opinion of the Company’s counsel, constitute an offer to the public under the applicable securities laws which is subject to prospectus or other requirements, then such offer shall be limited to the type of offerees the offering to which is exempted from such prospectus requirement, and no offering shall be made to any Eligible Subscriber until such Eligible Subscriber shall have provided the Company during the Offer Period with the satisfactory evidence of its compliance with the applicable requirements under the securities laws.

f.
The Term “New Securities” shall mean the issuance and sale of the Company’s shares or equity securities or securities converted into equity securities of the Company, and shall exclude for the avoidance of doubt, any of the following securities or issuances: (i) shares, options or convertible securities of the Company issued or granted as a dividend, bonus shares, stock split, split-up or other similar distribution or recapitalization, to all shareholders or equity holders of the Company on a pro-rata basis, (ii) shares, options or convertible securities of the Company issued or granted to: (a) employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant (or any shares issued upon the exercise of such options) to the Company’s share option plans, or (b) finders, broker-dealers, underwriters, agents or other similar entities assisting the Company with the sale or issuance of the equity securities of the Company, (iii) shares, options, rights or convertible securities of the Company actually issued upon the exercise of options, warrants or shares of the Company issued upon the conversion or exchange of convertible securities existing prior to the date of the Initial Closing, in each case provided such issuance is pursuant to the terms of such options or convertible securities, (iv) shares, options or convertible securities of the Company issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all or majority of the assets or other reorganization or to a joint venture agreement approved by the Board, (v) shares, options or convertible securities of the Company issued in connection with sponsored research, collaboration, technology or patent license, development, OEM, marketing, settlement of claims, or other similar agreements or strategic partnerships approved by the Board, (vi) Securities issued or sold according to the terms of this Offering, or (vii) any issuance in which Eligible Subscribers purchasing 60% of the Securities purchased by the Eligible Subscribers in this Offering have agreed in writing to exclude such issuance of new securities from the right of offer under this Section 25.

         26.    Miscellaneous.

a.
This Agreement, together with the Registration Rights Agreement, the Securities, the Escrow Agreement, and any confidentiality agreement between the Subscriber and the Company, constitutes the entire agreement between the Subscriber and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (i) the Company, (ii) holders of 60% of the Purchase Price by the Subscribers actually investing in this Offering, and (iii) the Placement Agent (the “Majority Subscribers”), provided however that (i) no Subscriber shall be required to increase its respective Purchase Price or to make any additional representations or warranties without its prior written consent, and (ii) any amendment or waiver that would adversely and directly affect any Subscribers in a disproportionate manner relative to other Subscribers shall not be effective against the Subscribers without the prior written consent of the Subscriber (it is agreed that the mere fact that that each Subscriber has provided the Company with a different portion of the Purchase Price, shall not be deemed by itself to adversely affect the rights of such Subscribers in the context of amendment or waiver).

b.
This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e- mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

c.
Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

d.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

e.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

f.
The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the applicable Closing or reasonably request following post the request Closing with respect to its subscription hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the 13th day of December, 2019.

ENTERA BIO LTD
By: /s/ Adam Gridley
Name: Adam Gridley Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

[How to subscribe for Securities in the private offering of Entera Bio Ltd:]

1.	Date and Fill in the dollar amount of Securities being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Date and sign the Confidentiality Agreement.

6.	Fax or email all forms and then send all signed original documents to your registered representatives office:

GP Nurmenkari Inc.
Attn: Aaron Segal
122 East 42nd Street, Suite 1616 New York, NY 10168
Facsimile Number: 212.661.8786
Telephone Number: 212.612.3219
E-mail address: ams@intuitivevp.com

7.
If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the Securities you are purchasing should be made payable to the order of “Delaware Trust Company, as Escrow Agent for Entera Bio Ltd. – Biomedical Solutions, Acct. # *******” and should be sent directly to Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808, Attn: Trust Administration.

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

8.
If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the Notes you are purchasing according to the following instructions:

Bank:	US Bank 5065 Wooster Road Cincinnati, OH 45226
ABA Routing #:	**************
SWIFT CODE:	**************
Account Name:	Delaware Trust Company
Account #:	**************
Reference:	*************** [INSERT SUBSCRIBER’S NAME]” ______________________________

Thank you for your interest.

OMNIBUS SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT, REGISTRATION
RIGHTS AGREEMENT AND ESCROW AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of December 13, 2019 (the “Subscription Agreement”), between the undersigned, Entera Bio Ltd., an Israeli corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned (ii) purchase Securities of the Company as set forth in the Subscription Agreement, (iii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iv) enter into the Escrow Agreement (the “Escrow Agreement”) among the undersigned, the Company, Entera Bio Ltd, GPN Nurmenkari Inc. and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to purchase such securities from the Company and further agrees to join the Private Placement Offering Master Agreement, the Registration Rights Agreement (if applicable to the Subscriber) and the Escrow Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Private Placement Offering Master Agreement entitled “Representations, Warranties and Agreements of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Agreement, the Registration Rights Agreement and the Escrow Agreement. Dated: December 13, 2019

$800,000 Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)
D.N.A Biomedical Solutions Ltd.
Signature	Name of Entity
By: /s/ Yonatan Malca /s/ Tony Klein
Print Name	Signature

Print Name: Yonatan Malca Tony Klein
Signature (if Joint Tenants or Tenants in Common)	Title: CEOCFO
Address of Principal Residence:	Address of Executive Offices:
************************___________________________

Social Security Number(s):	IRS Tax Identification Number:
Telephone Number:	Telephone Number:
***************
Facsimile Number:	Facsimile Number:
E-mail Address:	E-mail Address: *************
Please also execute the incumbency certificate attached hereto as Schedule 5

1 Will reflect the Closing Date. Not to be completed by Subscriber.